UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2017 (September 12, 2017)

Runway Growth Credit Fund Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55544	47-5049745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 N. Michigan Ave., Suite 930, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 281-6270

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

At a special meeting of stockholders (the “Special Meeting”) held on September 12, 2017, the stockholders of Runway Growth Credit Fund Inc. (the “Company”) approved an amended and restated investment advisory agreement (the “Amended Advisory Agreement”) by and between the Company and Runway Growth Capital LLC (the “Adviser”), as the Company’s investment adviser. The Amended Advisory Agreement became effective immediately upon approval by the Company’s stockholders at the Special Meeting. The Amended Advisory Agreement includes revisions, as described below, designed to ensure that the calculation of the base management fee under the Company’s investment advisory agreement is clear and that the total return requirement under the income incentive fee calculation is not overly punitive to the Adviser. The material terms of the Amended Advisory Agreement are substantially similar to the material terms of the Company’s previously effective investment advisory agreement with the Adviser (the “Prior Advisory Agreement”), except as follows:

Base Management Fee

The Amended Advisory Agreement revised the Prior Advisory Agreement to clarify that the base management fee is calculated based on (i) actual Capital Commitments during the preceding quarter, subject to an annual cap based on the Adviser’s actual operating expenses or (ii) the Company’s gross assets, including assets purchased with borrowed funds or other forms of leverage, as of the end of the most recently completed fiscal quarter (“Gross Assets”), as applicable. For purposes of the Amended Advisory Agreement, “Capital Commitments” is defined to mean the aggregate amount of capital committed to the Company by investors as of the end of the most recently completed calendar quarter.

The specific changes are summarized as follows:

•	The Amended Advisory Agreement clarifies that, until the earlier of (1) the consummation of an initial public offering (“IPO”) of the Public Fund (defined below) in connection with a Spin-Off transaction (defined below) and (2) the earliest date at which the Company (A) has called all Capital Commitments for investments and/or expenses and (B) holds not more than 10.0% of its total assets in cash, the base management fee will be an amount equal to 0.4375% (1.75% annualized) of the Capital Commitments and assets purchased with borrowed funds or other forms of leverage at the end of the most recently completed calendar quarter. The Amended Advisory Agreement also clarifies that the annual base management fee to be paid prior to the earlier of (1) the consummation of an IPO of the Public Fund in connection with a Spin-Off transaction and (2) the earliest date at which the Company (A) has called all Capital Commitments for investments and/or expenses and (B) holds not more than 10.0% of its total assets in cash, is subject to a cap based on the Adviser’s actual operating expenses for the calendar year in which the base management fee was paid. To the extent the base management fee paid to the Adviser for such prior calendar year exceeds the cap for such prior calendar year, the base management fee payable to the Adviser for the second calendar quarter and each subsequent quarter immediately following such calendar year will be reduced by the excess fee paid to the Adviser until such time as the excess fee for the prior calendar year has been reduced to zero.

•	The Amended Advisory Agreement also defines “Gross Assets” for purposes of calculating the base management fee after the earlier of (1) the consummation of an IPO of the Public Fund in connection with a Spin-Off transaction and (2) the earliest date at which (A) all Capital Commitments have been called for investments and/or expenses and (B) the Company holds not more than 10.0% of its total assets in cash.

For purposes of the Amended Advisory Agreement, a “Spin-Off transaction” includes a transaction whereby the Company offers its stockholders the option to elect to either (i) retain their ownership of shares of the Company’s common stock; (ii) exchange their shares of the Company’s common stock for shares of common stock in a newly formed entity (the “Public Fund”) that will elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended, and treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, and will use its commercially reasonable best efforts to complete an IPO of shares of its common stock not later than three years after the Company’s final closing of its private placement of shares of its common stock, which closing will occur no later than December 31, 2017; or (iii) exchange their shares of the Company’s common stock for interests of one or more newly formed entities (each, a “Liquidating Fund”) that will each be organized as a limited liability company, and which will, among other things, seek to complete an orderly wind down and/or liquidation of any such Liquidating Fund.

Income Incentive Fee

The Amended Advisory Agreement includes the use of the term “Gross Assets” rather than “total assets” in the calculation of the reduction of the Company’s pre-incentive fee net investment income, upon which the incentive fee is based. In addition, the Amended Advisory Agreement also revises the total return threshold in the Prior Advisory Agreement to add a second threshold that would determine whether the income incentive fee is payable under the agreement. The specific changes are summarized as follows:

•	The Amended Advisory Agreement clarifies that the Company’s pre-incentive fee net investment income, upon which the income incentive fee is based, will be reduced by multiplying the pre-incentive fee net investment income earned for a quarter by a fraction, the numerator of which is the Company’s average daily Gross Assets during the immediately preceding fiscal quarter minus average daily borrowings during the immediately preceding fiscal quarter, rather than total assets minus average daily borrowings for the immediately preceding fiscal quarter, and the denominator of which is the Company’s average daily Gross Assets during the immediately preceding fiscal quarter, rather than total assets for the immediately preceding fiscal quarter.

•	The Amended Advisory Agreement revises the total return requirement to provide that if, prior to the consummation of an IPO of the Public Fund in connection with a Spin-Off transaction, (a) the sum of the Company’s cumulative net realized losses since the date of its election to be regulated as a BDC exceeds 2.0% of the total non-control/nonaffiliate investments made by the Company since the date of its election to be regulated as a BDC through the end of the quarter and (b) the Company’s pre-incentive fee net investment income adjusted to include any realized capital gains and losses (“Adjusted Pre-Incentive Fee net investment income”), expressed as an annualized rate of return on the value of the Company’s average daily net assets (defined as total assets less liabilities), since the Company’s election to be regulated as a BDC through the end of the quarter is less than 10%, no income incentive fee is payable for such quarter until the first subsequent quarter in which either (x) the sum of the Company’s cumulative net realized losses since the date of its election to be regulated as a BDC is equal to or less than 2.0% of the total non-control/non-affiliate investments made by the Company since the date of its election to be regulated as a BDC through the end of such subsequent quarter or (y) the Company’s Adjusted Pre-Incentive Fee net investment income, expressed as an annualized rate of return on the value of the Company’s average daily net assets (defined as total assets less liabilities), since its election to be regulated as a BDC through the end of the quarter equals or exceeds 10%; provided, however, that in no event will the income incentive fee be payable for any prior quarter after the three-year anniversary of the end of such quarter.

•	The Amended Advisory Agreement revises the total return requirement to provide that, after the consummation of an IPO of the Public Fund in connection with a Spin-Off transaction, if (a) the sum of the Company’s cumulative net realized losses for the previous four fiscal quarters or, if fewer than four fiscal quarters have passed since such IPO, that number of fiscal quarters since such IPO (the “Look-Back Period”), exceeds 2.0% of the total non-control/nonaffiliate investments (i) made by the Company during the Look-Back Period or (ii) transferred to the Public Fund in connection with a Spin-Off transaction during the Look-Back Period and (b) the Adjusted Pre-Incentive Fee net investment income, expressed as an annualized rate of return on the value of the Company’s average daily net assets (defined as total assets less liabilities), during the Look-Back Period is less than 10%, no income incentive fee will be payable for such quarter until the first subsequent quarter in which (x) the sum of the Company’s cumulative net realized losses for the Look-Back Period is equal to or less than 2.0% of the total non-control/non-affiliate investments (i) made by the Company during the Look-Back Period or (ii) transferred to the Public Fund in connection with a Spin-Off transaction during the Look-Back Period or (y) the Adjusted Pre-Incentive Fee net investment income, expressed as an annualized rate of return on the value of the Company’s average daily net assets (defined as total assets less liabilities), during the Look-Back Period equals or exceeds 10%; provided, however, that in no event will any income incentive fee be payable for any prior quarter after the three-year anniversary of the end of such quarter.

No other provisions of the Prior Advisory Agreement changed materially.

The foregoing description of the Amended Advisory Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Advisory Agreement, attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 12, 2017, the Company held the Special Meeting. Set forth below is the proposal voted upon by the Company’s stockholders at the Special Meeting, as set forth in the Company’s Definitive Proxy Statement filed on August 24, 2017, together with the voting results for such proposal. As of August 9, 2017, the record date for the Special Meeting, 3,001,667 shares of the Company’s common stock were outstanding and entitled to vote.

1.	The Company’s stockholders approved the Amended Advisory Agreement by and between the Company and the Adviser, effective September 12, 2017, pursuant to which the Adviser will continue to serve as the Company’s investment adviser:

For	Against	Abstained	Broker Non-Votes

2,715,411.87	119,015.20	0	0

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amended and Restated Investment Advisory Agreement by and between Runway Growth Credit Fund Inc. and Runway Growth Capital LLC, effective as of September 12, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Runway Growth Credit Fund Inc.

Date: September 13, 2017	By:	/s/ Thomas B. Raterman
Thomas B. Raterman Chief Financial Officer, Treasurer and Secretary